Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 26, 2013, relating to the statement of financial condition as of December 31, 2012 and 2011 of United States Commodity Funds LLC and Subsidiaries, included in the Form 10-K of United States 12 Month Natural Gas Fund, LP and to the reference to our Firm as “Experts” in the Prospectus.

/s/ Spicer Jeffries LLP

SPICER JEFFRIES LLP
Greenwood Village, Colorado
April 3, 2013